EXHIBIT B

PATENT ASSIGNMENT

WHEREAS, iSee Automation Inc., a corporation organized and existing under the laws of Canada, with an address at 130 King Street West, Suite 1800, Toronto, Ontario, Canada M5X 1E3 ("Assignor") owns all right, title and interest in and to the patents and/or patent applications identified in Exhibit A attached hereto, including the inventions described therein and the patents issued and reissued thereon (collectively, the "Patents"), the renewals therefor and all claims for past or future infringement thereof.

WHEREAS, BRK, Inc., a Nevada corporation with an address at 112 North Curry Street, Carson City, Nevada 89703 ("Assignee"), and Assignor have entered into a Patent Assignment and Technology Transfer Agreement (the "Agreement") dated May 6, 2016, under which Assignor agreed to sell and Assignee agreed to purchase certain assets of Assignor, including the aforesaid Patents, and the applications and renewals therefor and all claims for past or future infringement thereof.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby sell, assign, convey and transfer unto Assignee, its successors and assigns, free and clear of any and all liens, restrictions, claims and encumbrances, Assignor's entire right, title, and interest in and to the Patents and divisions, continuations or continuations-in-part thereof, together with all rights of registration, maintenance, and protection thereof in any form, all rights to income, royalties, damages and payments now due or hereafter due or payable in respect thereto, and all rights of recovery and of legal action for past or future infringements and of interference proceedings and reexaminations involving such Patents.

This Assignment is deemed to be executed and delivered within the State of Washington, and it is the intention of the parties that it shall be construed, interpreted and applied in accordance with the laws of the State of Washington without regard to its conflicts of law principles.

[SIGNATURES ON FOLLOWING PAGE]

May 9/16

(SIGNATURE PAGE TO PATENT ASSIGNMENT)

IN WITNESS WHEREOF, Assignor has duly executed this Assignment on this ____ day of May, 2016.

ISEE AUTOMATION INC.

By: ______________________
Name: Chris Stramacchia
Title: CEO

State or Province of Ontario)
) ss.:
County or City of Windsor)

On this 9 day of May 2016, before me, ____________________, personally appeared ___________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public Marshall T. Ogan
Barrister, Solicitor + Notary Public in and of Province of Ontario, Canada.

My Commission ~~expires~~: is indefinite.

Windsor, ON.
May 9, 2016.

Notarial Seal

EXHIBIT A

PATENT APPLICATIONS

U.S. Patent Application Serial No.	Date filed	Title of Invention
15/079,847	March 24, 2016	A Helmet System